Exhibit 99.3

PRELIMINARY - SUBJECT TO COMPLETION

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

SUNESIS PHARMACEUTICALS, INC. 395 OYSTER POINT BLVD. SUITE 400 SOUTH SAN FRANCISCO, CA 94080	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SNSS2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28341-S15979	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNESIS PHARMACEUTICALS, INC.

PRELIMINARY - SUBJECT TO COMPLETION

The board of directors recommends you vote FOR proposals 1, 2, 3, 4 and 5.				For	Against	Abstain

1.	Approve an amendment to the amended and restated certificate of incorporation of Sunesis Pharmaceuticals, Inc.
(“Sunesis”) to effect a reverse stock split of Sunesis common stock at a ratio within the range between 3-for-1 and 6-for-1
(with such ratio to be mutually agreed upon by Sunesis and Viracta Therapeutics, Inc. (“Viracta”) prior to the
	effectiveness of the Merger);			☐	☐	☐

2.	Approve (i) the issuance of shares of Sunesis capital stock pursuant to the Merger, which will represent more than 20% of the shares of Sunesis common stock outstanding immediately prior to the Merger, and (ii) the change of control resulting
	from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively;			☐	☐	☐

3.	Approve the Sunesis 2021 Equity Incentive Plan, a form of which is attached as Annex E to this proxy statement/ prospectus/information statement;			☐	☐	☐

4.	Approve, on non-binding advisory basis, the compensation that will or may become payable by Sunesis to its named executive officers in connection with the Merger; and			☐	☐	☐

5.	Approve a postponement or adjournment of the Sunesis virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 or 4.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.
If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Combined Document is available at www.proxyvote.com.

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D28342-S15979

PRELIMINARY - SUBJECT TO COMPLETION

SUNESIS PHARMACEUTICALS, INC.

Special Meeting of Stockholders

February 22, 2021 9:00 AM Pacific Time

This proxy is solicited by the board of directors

The undersigned stockholder of SUNESIS PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement for the 2021 Special Meeting of Stockholders of Sunesis (the “Special Meeting”) and hereby appoints Parvinder S. Hyare, Tina Gullotta and Judith A. Fox, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting to be held virtually at www.virtualshareholdermeeting.com/SNSS2021SM and at any and all adjournments, continuations or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

If you return your signed proxy card to us or otherwise vote before the Special Meeting, we will vote the shares as you direct. If you are a stockholder of record, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the Special Meeting as follows, unless there are different instructions on the proxy: FOR the approval of an amendment to the amended and restated certificate of incorporation of Sunesis to effect a reverse stock split of Sunesis common stock at a ratio within the range between 3-for-1 and 6-for-1 (with such ratio to be mutually agreed upon by Sunesis and Viracta prior to the effectiveness of the Merger) (Proposal No. 1); FOR the approval of (i) the issuance of shares of Sunesis capital stock pursuant to the Merger, which will represent more than 20% of the shares of Sunesis common stock outstanding immediately prior to the Merger, and (ii) the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (Proposal No. 2); FOR the approval of the Sunesis 2021 Equity Incentive Plan, a form of which is attached as Annex E to this proxy statement/prospectus/information statement (Proposal No. 3); FOR the approval of, on non-binding advisory basis, the compensation that will or may become payable by Sunesis to its named executive officers in connection with the Merger (Proposal No. 4); and FOR the approval of a postponement or adjournment of the Sunesis virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 or 4 (Proposal No. 5); and at the proxyholder’s discretion, on such other matters, if any, that may come before the Special Meeting.

Continued and to be signed on reverse side